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TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/1/2006	IDEARC INC	2,850,000	2,270,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

11/16/2006	MOSAIC COMPANY 61945AAA5	475,000,000	200,000	JPMorgan; Merrill Lynch & Co.; Credit Suisse; Scotia Capital; UBS Investment Bank; ABN AMRO Incorporated; Barclays Capital; Wells Fargo Securities
11/16/2006	MOSAIC COMPANY 61945AAD9	475,000,000	240,000	JPMorgan; Merrill Lynch & Co.; Credit Suisse; Scotia Capital; UBS Investment Bank; ABN AMRO Incorporated; Barclays Capital; Wells Fargo Securities

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12/4/2006	UNITED AUTO GROUP	50,000,000	280,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Wachovia Securities
12/11/2006	FORD MOTOR CREDIT 345397VC4	1,500,000	730,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/11/2006	FORD MOTOR CREDIT 345397VD2	1,500,000	660,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/13/2006	NAVIOS MARITIME HOLDINGS	300,000,000	1,450,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; Banc of America Securities LLC; S. Goldman Advisors LLC
1/9/2007	INTELSTAT	600,000,000	610,000	Deutsche Bank Securities; Lehman Brothers; Citigroup; Credit Suisse; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.; BNP Paribas; JPMorgan; RBS Greenwich Capital
1/18/2007	OPEN SOLUTIONS	325,000,000	300,000	Wachovia Securities; JPMorgan; Merrill Lynch & Co.; GE Capital Markets, Inc.
2/1/2007	YANKEE CANDLE 984756AC0	200,000,000	190,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	YANKEE CANDLE 984756AA4	325,000,000	120,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated

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3/7/2007	GNC	300,000,000	1,330,000	J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNP Paribas Securities Corp.; UBS Securities LLC
3/13/2007	SMURFIT	675,000,000	1,540,000

Deutsche Bank Securities Inc.; Banc of America Securities LLC; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; BNY Capital Markets, Inc.; Goldman, Sachs & Co.; Scotia Capital (USA) Inc.; SG Americas Securities, LLC; Wachovia Capital Markets, LLC

3/14/2007	FREEPORT	3,500,000,000	3,150,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

BLACKROCK Corporate High Yield Fund V, Inc.

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3/14/2007	FREEPORT	1,000,000,000	1,070,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

3/14/2007	TRW AUTOMOTIVE	500,000,000	650,000	Lehman Brothers Inc.; Banc of America Securities LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
5/22/2007	UNIVERSAL HOSPITAL	230,000,000	290,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
5/22/2007	UNIVERSAL HOSPITAL	230,000,000	310,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC

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6/27/2007	COMMUNITY HEALTH SYSTEMS	133,333,334	2,880,000

Credit Suisse Securities (USA) LLC, Wachova Capital Markets, LLC, J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., GE Capital Markets Inc, Goldman Sachs & Co., SunTrust Capital Markers Inc, ABN AMRO Incorporated, Barclays Capital Inc, Calyon Securities (USA) Inc, Fifth Third Securities , Inc, KeyBanc Capital Markets Inc, NatCity Investments, Inc., Scotia Capital (USA) Inc., UBS Securities LLC.